File No. 001-37819

As filed with the Securities and Exchange Commission on September 19, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Parkway, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	61-1796261
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification No.)

Bank of America Center 390 North Orange Avenue, Suite 2400 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Amendment No. 4 to the Registrant’s Registration Statement on Form 10 (File No. 001-37819) (the “Registration Statement”) is being filed solely to file Exhibits 3.3 and 3.4 to the Registration Statement as indicated in the exhibit index contained in Item 15 of this Amendment No. 4. No change has been made to the other sections of the Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed as Exhibit 99.1 of Amendment No. 3 to the Registration Statement, filed on September 19, 2016. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference herein.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation, the UPREIT Reorganization and the Distribution,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Management,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” These sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary—Summary Historical Combined Financial Data,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the statements referenced therein. These sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties—Significant Properties.” These sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Executive and Director Compensation.” These sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” These sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation, the UPREIT Reorganization and the Distribution,” “Dividend Policy,” “Capitalization,” “Executive and Director Compensation” and “Description of Our Capital Stock.” These sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “The Separation, the UPREIT Reorganization and the Distribution” and “Description of Our Capital Stock.” These sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Indemnification of Directors and Executive Officers.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation, Distribution and Transition Services Agreement, by and among Cousins Properties Incorporated, Cousins Properties LP, Clinic Sub Inc., Parkway Properties, Inc., Parkway Properties LP, Parkway Properties General Partners, Inc., Parkway, Inc. and Parkway Operating Partnership LP.*

2.2	Form of Tax Matters Agreement, by and among Cousins Properties Incorporated, Cousins Properties LP, Clinic Sub Inc., Parkway Properties, Inc., Parkway Properties LP, Parkway Properties General Partners, Inc., Parkway, Inc. and Parkway Operating Partnership LP.*

2.3	Form of Employee Matters Agreement, by and among Cousins Properties Incorporated, Cousins Properties LP, Clinic Sub Inc., Parkway Properties, Inc., Parkway Properties LP, Parkway Properties General Partners, Inc., Parkway, Inc. and Parkway Operating Partnership LP.*

3.1	Form of Articles of Amendment and Restatement of Parkway, Inc.*

3.2	Form of Amended and Restated Bylaws of Parkway, Inc.*

3.3	Articles of Incorporation of Parkway, Inc. dated June 3, 2016.**

3.4	Bylaws of Parkway, Inc. dated June 27, 2016.**

4.1	Specimen Stock Certificate of Parkway, Inc.*

10.1	Form of Agreement of Limited Partnership of Parkway Operating Partnership LP.*

10.2	Second Amended and Restated Agreement of Limited Partnership of Parkway Properties, LP, dated as of February 27, 2013 (incorporated by reference to Exhibit 10.1 to Parkway Properties, Inc.’s Form 8-K filed February 27, 2013).

10.3	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, dated as of December 19, 2013, between Parkway Properties, Inc. and Parkway Properties General Partners Inc. (incorporated by reference to Exhibit 10.1 to Parkway Properties, Inc.’s Form 8-K filed December 24, 2013).

10.4	Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, dated as of December 31, 2014, between Parkway Properties, Inc. and Parkway Properties General Partners Inc. (incorporated by reference to Exhibit 10.20 to Parkway Properties, Inc.’s Form 10-K for the year ended December 31, 2014).

Exhibit Number	Exhibit Description

10.5	Amendment No. 3 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP, dated as of December 31, 2015, between Parkway Properties, Inc. and Parkway Properties General Partners Inc. (incorporated by reference to Exhibit 10.19 to Parkway Properties, Inc.’s Form 10-K for the year ended December 31, 2015).

10.6	Form of Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of Parkway Properties LP between Parkway, Inc. and Parkway Properties General Partners Inc.*

10.7	Letter Agreement, dated April 28, 2016, by and among Parkway Properties, Inc., Parkway Properties LP, James A. Thomas, The Lumbee Clan Trust, Thomas Partners, Inc., Thomas Investment Partners, Ltd. and Thomas-Pastron Family Partnership, L.P (incorporated by reference to Exhibit 10.01 to Parkway Properties, Inc.’s Form 8-K filed April 29, 2016).

10.8	Tax Protection Agreement dated as of December 19, 2013 by and among Thomas Properties Group, L.P., James A. Thomas, individually and as Trustee of the Lumbee Clan Trust, and the other persons listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Parkway Properties, Inc.’s Form 8-K filed December 24, 2013).

10.9	Tax Protection Agreement dated as of October 13, 2004 by and among Thomas Properties Group, L.P., James A. Thomas, individually and as Trustee of the Lumbee Clan Trust, and the persons listed on the signature pages thereto (incorporated by reference to Exhibit F of Exhibit 10.3 to Thomas Properties Group, Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 filed on November 22, 2004).

10.10	Registration Rights Agreement, dated October 13, 2004, by and among Thomas Properties Group, Inc., Thomas Properties Group, LP, and the holders of limited partnership interests of Thomas Properties Group, LP party thereto (incorporated by reference to Exhibit 10.13 to Thomas Properties Group, Inc.’s Form 10-Q for the quarter ended September 30, 2004).

10.11	Form of Stockholders Agreement, by and among Parkway, Inc., TPG VI Pantera Holdings, L.P. and TPG VI Management, LLC.*

10.12	Employment Agreement, dated as of July 8, 2013, by and between Parkway Properties, Inc. and James R. Heistand (incorporated by reference to Exhibit 10.1 to Parkway Properties, Inc.’s Form 8-K filed July 12, 2013).

10.13	Amendment to Employment Agreement, dated as of June 15, 2015, by and between Parkway Properties, Inc. and James R. Heistand (incorporated by reference to Exhibit 10.1 to Parkway Properties, Inc.’s Form 8-K filed June 17, 2015).

10.14	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and James R. Heistand, dated as of April 28, 2016 (incorporated by reference to Exhibit 10.2 to Parkway Properties, Inc.’s Form 8-K filed April 29, 2016).

10.15	Amendment Number Two to the Employment Agreement, dated as of July 7, 2016, by and between Parkway Properties, Inc. and James R. Heistand (incorporated by reference to Exhibit 10.1 to Parkway Properties, Inc.’s Form 8-K filed July 11, 2016).

10.16	Employment Agreement, dated as of October 25, 2013, by and between Parkway Properties, Inc. and M. Jayson Lipsey (incorporated by reference to Exhibit 10.2 to Parkway Properties, Inc.’s Form 8-K filed October 31, 2013).

10.17	Amendment to Employment Agreement, dated as of June 15, 2015, by and between Parkway Properties, Inc. and M. Jayson Lipsey (incorporated by reference to Exhibit 10.3 to Parkway Properties, Inc.’s Form 8-K filed June 17, 2015).

Exhibit Number	Exhibit Description

10.18	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and M. Jayson Lipsey, dated as of April 28, 2016 (incorporated by reference to Exhibit 10.3 to Parkway Properties, Inc.’s Form 8-K filed April 29, 2016).

10.19	Employment Agreement, dated as of December 22, 2014, by and between Parkway Properties, Inc. and Scott E. Francis (incorporated by reference to Exhibit 10.48 to Parkway Properties, Inc.’s Form 10-K for the year ended December 31, 2014).

10.20	Amendment to Employment Agreement, dated as of June 15, 2015, by and between Parkway Properties, Inc. and Scott E. Francis (incorporated by reference to Exhibit 10.6 to Parkway Properties, Inc.’s Form 8-K filed June 17, 2015).

10.21	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Scott E. Francis, dated as of April 28, 2016 (incorporated by reference to Exhibit 10.4 to Parkway Properties, Inc.’s Form 8-K filed April 29, 2016).

10.22	Employment Agreement, dated as of December 22, 2014, by and between Parkway Properties, Inc. and Jason A. Bates (incorporated by reference to Exhibit 10.49 to Parkway Properties, Inc.’s Form 10-K for the year ended December 31, 2014).

10.23	Amendment to Employment Agreement, dated as of June 15, 2015, by and between Parkway Properties, Inc. and Jason A. Bates (incorporated by reference to Exhibit 10.5 to Parkway Properties, Inc.’s Form 8-K filed June 17, 2015).

10.24	Waiver to Employment Agreement, by and among Parkway Properties, Inc., Cousins Properties Incorporated and Jason A. Bates, dated as of April 28, 2016 (incorporated by reference to Exhibit 10.5 to Parkway Properties, Inc.’s Form 8-K filed April 29, 2016).

10.25	Form of Indemnification Agreement.*

10.26	Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan.*

10.27	Form of Stock Option Award Agreement – Assumed Options under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan.*

10.28	Form of Restricted Stock Unit Agreement – Assumed RSU Awards under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan.*

21.1	Subsidiaries of Parkway, Inc.*

99.1	Information Statement of Parkway, Inc., preliminary and subject to completion, dated September 19, 2016.*

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Parkway, Inc.

By:	/s/ James R. Heistand
Name:	James R. Heistand
Title:	President and Chief Executive Officer

Date: September 19, 2016